Exhibit 10.2

STATE OF GEORGIA

COUNTY OF HALL

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is made and entered into as of the 20th day of January, 2016, by and between CENTENNIAL PROPERTIES OF GEORGIA, LLC, a Georgia limited liability company (“Landlord”), and PEACHSTATE HEALTH MANAGEMENT, LLC, a Georgia limited liability company (“Tenant”).

WHEREAS the parties entered into a Lease Agreement (See Exhibit “A” attached hereto; the “Lease”) on March 1, 2014, with respect to that certain parcel of real property located at 2225 Centennial Drive, Gainesville, Hall County, Georgia 30504; and,

WHEREAS the parties wish to amend selected portions of said Lease to better reflect the terms of same as such have evolved since its Commencement Date; and,

NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Representations and warranties. In connection with the Lease, the parties represent and warrant to one another that:

(a) Tenant is the present lessee, and Landlord is the present lessor, under the Lease and each has the full right and power and lawful right to enter into this Amendment;

(b) Landlord has not heretofore transferred, sold, conveyed, assigned, bargained, set over or otherwise disposed of its interest in and to the Lease to any other party;

(c) There are no uncured defaults on the part of Tenant as Lessee under the Lease, nor any acts which, but for the passage of time or the giving of notice, or both, would constitute such a default; and,

(d) The Lease is in full force and effect, and there have been no amendment,, modification or other agreement relating to the Lease except as otherwise provided for above or in Section Two (2) below.

2. Amendments. The Lease is hereby agreed by all parties hereto to be amended as follows:

(a) Section 1.13 is amended to reflect a Term of twelve (12) years;

(b) Section 1.14 is amended to include the monthly rent of $46,500 from February 1, 2016 through March 31, 2017; the monthly rent of $48,000 from April 1, 2017 through March 31, 2018; the monthly sum of $49,500 from April 1, 2018 through March 31, 2019, and the monthly rent of $51,000 from April 1, 2019 through March 31, 2020; the monthly rent of $52,500 from April 1, 2020 through March 31, 2021; the monthly rent of $54,000 from April 1, 2021 through March 31, 2022; the monthly sum of $55,500 from April 1, 2022 through March 31, 2023, the monthly rent of $57,000 from April 1, 2023 through March 31, 2024; the monthly rent of $58,500 from April 1, 2024 through March 31, 2025; and, the monthly rent of $60,000 from April 1, 2025 through March 31, 2026.

First Lease Amendment for 2225 Centennial Drive, Gainesville, Georgia 30504	PAGE 1

(c) Section 3.01 is amended as follows: Tenant covenants and agrees to pay Landlord the Minimum Rent specified in Section 1.14 in advance on the first (1st) day of each month of the Term;

(d) Section 10.03 is amended in its entirety and replaced with the following: All trade fixtures, personal property, equipment and merchandise belonging to Tenant which are, or may be, put or placed into the Premises during the Term, whether exempt or not from sale under execution and attachment under the laws of the state where the Premises are located, shall at all times be subject to a first lien and security interest in favor of Landlord for the purpose of securing all rent, additional rent, other sums or other duties and obligations which may become due and owing to Landlord from Tenant under this Lease. Accordingly, Landlord may file a UCC-1 financing statement with the appropriate authorities to reflect such security interest and, upon default or breach of any covenant(s) of this Lease of whatever nature, Landlord is to immediately become the titled owner of any and all such personal property of Tenant located upon the Premises, and may likewise afford itself of any and all other remedies available to it under the Uniform Commercial Code;

(e) The first sentence of Section 10.04 is excised in its entirety; and,

(f) Section 15.01(a) is amended in its entirety and replaced with the following: (a) If Tenant at any time during the Term shall (i) fail to make any payment of rent, additional rent or other sum herein required to be paid by Tenant (for example, those monies contemplated in Section 13.01 above), or (ii) fails to immediately cure any hazardous condition which Tenant has created or suffered in violation of law or this Lease, or (iii) fails to observe or perform any of the covenants in respect to assignment, subletting and encumbrance set forth in Article 15; or (iv) fails to observe or perform any other provision hereof, then Tenant shall be in default of the Lease and will not be afforded any opportunity to cure same.

It is understood and acknowledged by all parties that, except as may otherwise be stated herein, the parties’ Lease remains as written, and where conflicts exist between the original Lease and this Amendment, the terms herein shall control.

3. Parties and Terms. This document shall be binding on and run to the benefit of the heirs, successors, legal representatives and assigns of the parties.

4. Future Amendments. This Agreement can only be modified in writing signed by all parties or their duly authorized agents. All of the parties hereby acknowledge that by executing this Agreement they have the authority and capacity to represent and bind the respective parties hereto.

5. Authorized Signatory. All parties executing this Assignment are authorized to execute same on behalf of Landlord and Tenant.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

7. Entire Agreement. The parties execute this Agreement freely and voluntarily and each acknowledges that in executing such they have not relied upon any promises, inducements, or representations, whether express or implied, made by any party or their representatives. This writing is intended by the parties as a complete and exclusive statement of the terms of this Agreement, and shall supersede all prior negotiations and all communications or understandings of any nature whatsoever between the parties. Consequently, no evidence in any form whatsoever shall be relevant or admissible to supplement, explain, vary, or alter the terms of this Agreement.

First Lease Amendment for 2225 Centennial Drive, Gainesville, Georgia 30504	PAGE 2

8. Construction. Except as otherwise expressly provided in this Agreement or related agreements, in all respects, including all matters of construction, validity and performance, this Agreement and the obligations set forth hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Georgia.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Lease Amendment under seal as of the day and year first above written, each acknowledging receipt of an executed counterpart hereof.

LANDLORD:	CENTENNIAL PROPERTIES OF GEORGIA, LLC a Georgia limited liability company

	/s/ Pyarali Roy		(SEAL)
	By:	Pyarali Roy
	Its:	Member

TENANT:	PEACHSTATE HEALTH MANAGEMENT, LLC a Georgia limited liability company

	/s/ Hanif A. Roshan		(SEAL)
	By:	Hanif A. Roshan
	Its:	Member

First Lease Amendment for 2225 Centennial Drive, Gainesville, Georgia 30504	PAGE 3

EXHIBIT “A”

LEASE

Between

CENTENNIAL PROPERTIES OF GEORGIA, LLC.

a Georgia limited company

(Landlord)

and

PEACHSTATE HEALTH MANAGEMENT, LLC.

d/b/a AEON CLINICAL LABORATORIES

a Georgia limited company

(Tenant)

Dated:

MARCH 1, 2014

2225 Centennial Drive

Gainesville, Georgia 30504

STATE OF GEORGIA

COUNTY OF HALL

THIS LEASE is made and entered into by and between Landlord and Tenant (as said terms are hereafter defined in Article 1) as of the date stated on the title page.

ARTICLE 1

When used in this Agreement the following terms shall have the respective meanings set forth opposite each such term. Other definitions are given elsewhere in this Agreement.

1.01	Lease or Agreement:	This Agreement, including the following exhibits, riders and addenda which are incorporated herein and made a part of hereof by this reference.

1.02	Landlord:	CENTENNIAL PROPERTIES OF GEORGIA, LLC

1.03	Landlord’s Address:	2225 Centennial Drive Gainesville, Georgia 30504

1.04	Rental Payment Place:	2225 Centennial Drive Gainesville, Georgia 30504

1.05	Managing Agent:	N/A

1.06	Managing Agent’s Address:	N/A

1.07	Tenant:	PEACHSTATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL LABORATORIES

1.08	Tenant’s Trade Name	AEON

1.09	Tenant’s Address:	2225 Centennial Drive Gainesville, Georgia 30504

1.10	Premises:	That building and adjoining parking lots located at, and commonly known as, 2225 Centennial Drive, Gainesville, Georgia, 30504, as better described in that certain aerial photograph attached hereto as Exhibit “A”.

1.11	Leasable Space:	When used with respect to the Premises means Landlord’s best estimate of the number of square feet for use by the Tenant is 28,000 square feet. Tenant acknowledges such is not a warranty by Landlord and that Tenant has examined the Premises and accepts such is their “AS IS” condition and configuration.

1.12	Commencement Date:	March 1, 2014.

1.13	Term:	A period of ten (10) years.

1.14	Minimum Rent:	The fixed rent payable by Tenant during the Term in monthly installments as follows: The monthly sum of $23,750 beginning on April 1, 2014, rough March 31, 2015; the monthly sum of $24,250 from April 1, 2015, through March 31, 2016; the monthly sum of 24,750 from April 1, 2016, through March 31, 2017; the monthly sum of $25,250 from April 1, 2017, through March 31, 2018; the monthly sum of $25,750 from April 1, 2018, through March 31, 2019; the monthly sum of $26,250 from April 1, 2019, through March 31, 2020; the monthly sum of $26,750 from April 1, 2020, through March 31, 2021; the monthly sum of $27,250 from April 1, 2021, through March 31, 2021; the monthly sum of $27,750 from April 1, 2022, through March 31, 2022; the monthly sum of $28,250 from April 1, 2022, through March 31, 2023; and, finally, the monthly sum of $28,750 from April 1, 2023, through March 31, 2024. Such rent shall become due and payable to Landlord by the 6th day of each and every month hereunder.

1.15	Security Deposit:	N/A

1.16	Permitted Uses:	A clinical reference laboratory and no other.

1.17	Guarantor(s):	N/A

1.18	Broker’s Name and Address:	N/A

ARTICLE 2 - Grant and Term

2.01 Grant. In consideration of the rents agreed to be paid, and the agreements made by the respective parties hereto, Landlord demises and leases to Tenant and Tenant hereby leases from Landlord the Premises upon the terms and conditions herein provided.

2.02 Term. Subject to the terms, covenants and agreements contained herein, Tenant shall have and hold the Premises for the entire Term as defined above.

ARTICLE 3 - RENT

3.01 Minimum Rent. Tenant covenants and agrees to pay Landlord the Minimum Rent specified in Section 1.14 in advance on the sixth (6th) day of each month of the Term.

3.02 Utility Charge. Tenant shall be solely responsible for and pay when due all charges for heat, water, gas, electricity or any other utility services used or consumed in the Premises. In the event such charges shall not be paid when due, Landlord shall have the right to pay same, which amount so paid is hereby declared to be additional rent due on demand with interest as provided in Section 3.05.

3.03 Taxes. Tenant shall pay as additional rent all real estate and ad valorem related taxes for the Premises. Tenant shall further pay and discharge when due any federal, state, county or municipal tax levied or assessed against the leasehold estate created hereby, and any taxes levied or assessed against any trade fixtures, furnishings, equipment, leasehold improvements, alterations or additions made by Tenant, merchandise and personal property of any kind owned, installed or used by Tenant in or upon the Premises during the Term. Upon Landlord receiving the actual real property tax bill from the county in which the Premises are located, then such bill will be presented to Tenant at which time Tenant shall remit the balance due to Landlord within thirty (30) days.

3.04 Insurance. Tenant shall, during the Term, keep in full force and effect public liability, property damage, fire, extended coverage, casualty, rent loss and flood (if required) insurance covering the Premises and shall name Landlord as an additional loss payee.

3.05 Additional Rent. Tenant covenants to pay and discharge when the same shall become due, as additional rent, all amounts, liabilities and obligations which Tenant has assumed or agreed to pay or discharge pursuant to this Lease including those enumerated in this Article 3 and elsewhere in this Lease, together with every fine, penalty, interest and cost which may be added for non-payment thereof.

3.06 Method of Payment, Past Due Rents. The term “rent” as used in this Lease shall mean and include all Minimum Rent and additional amounts payable hereunder. All rent shall be paid to Landlord at the Rental Payment Place or at such other place or to such other person as Landlord may from time to time direct in writing, or as otherwise provided herein, in lawful money of the United States of America. In the event the Tenant fails to make any such payment within ten (10) days after the same becomes due, then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of non-payment of rent, Landlord shall be entitled to recover from Tenant two percent (2%) of the amount due as liquidated damages if payment is made therefore during said ten (10) day period, and the sum of five percent (5%) of the amount due as liquidated damages should payment be tendered after said ten (10) day period. Tenant will also pay to Landlord on demand, interest at the rate of twelve percent (12%) per annum, commencing after said ten (10) day period, on all overdue installments of rent and on overdue amounts of additional rent relating to obligations which Landlord shall have paid on behalf of Tenant, in each case from the due date thereof until paid in full.

3.07 Net Lease. This is a net lease and the rent, additional rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, set-off, counterclaim, deduction, or defense and, except as otherwise expressly provided herein without abatement or suspension. Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease nor shall Tenant be entitled to any abatement or reduction of rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or the destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use, by law or ordinance or other governmental regulation by injunction, (iv) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (v) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee of Landlord, or (vi) any other cause whether similar or dissimilar to the foregoing.

ARTICLE 4 - Construction of Improvements

4.01 Condition of Premises. Tenant acknowledges that it has inspected the Premises and hereby accepts the Premises “AS IS” with no representation or warranty by Landlord as to the condition of the Premises or their suitability for Tenant’s proposed improvements thereto or use thereof, and with no promise by Landlord or its agents to improve or repair the Premises.

4.02 Tenant’s Work. All improvements to the Premises necessary for the Tenant’s use and occupancy thereof shall be completed by Tenant, at Tenant’s expense, and shall hereinafter be referred to as “Tenant Improvements”. Any work contemplated by Tenant must comply with the directions outlined in Section 10.04 below. Tenant agrees that all work will be completed, and Tenant shall open for business, within six (6) months of this Lease’s execution.

4.03 Excuse of Performance. Anything in this Lease to the contrary notwithstanding, neither Tenant nor Landlord shall be deemed in default with respect to the performance of any and all terms, covenants and conditions of this Lease if such failure of performance shall be due to any strike, lock-out, boycott, labor dispute, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulation or control, inability to obtain any material or service, Act of God, adverse weather conditions, energy shortage or any other cause whether similar or dissimilar beyond reasonable control of the Tenant or Landlord, as the case may be; provided, however, such cause is not due to the willful act of the Tenant or Landlord, as the case may be; and further provided that the party claiming any such excuse for its performance hereunder has given the other party notice of the cause and anticipated duration of such failure of performance.

ARTICLE 5 - Use of Premises

5.01 Use. (a) The Premises shall be occupied and used only for the Permitted Uses and for no other purpose whatever unless Landlord in its sole right and discretion and/or with the approval and consent of any other interested party who has a right consents to a change in such uses. Tenant acknowledges and agrees that the Permitted Uses of the Premises set forth herein are a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord in the event that a change or deviation in such uses shall occur or be permitted without the express written consents herein required. Said use will comply with all applicable laws, codes and government restrictions.

(b) Tenant agrees to keep the Premises open and diligently operate the business conducted therein under the trade name specified in Section 1.08. Tenant agrees to conduct Tenant’s business at all times in a proper business manner consistent with the then re-imaged condition of said business. Tenant agrees that storage and office space in the Premises shall only exist to the extent required for Permitted Uses conducted on the Premises. No auction, fire, liquidation or bankruptcy sales may be conducted in the Premises without the prior written consent of Landlord having been first obtained.

ARTICLE 6 - Quiet Enjoyment and Landlord’s Right of Entry

6.01 Quiet Enjoyment. If and so long as Tenant shall pay rent specified herein and observe and perform all covenants, agreements and obligations required by it to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and the mortgages and other matters to which this Lease is subordinate.

6.02 Right of Entry. Tenant agrees that Landlord, Managing Agent, their agents, employees or servants or any person authorized by Landlord may enter the Premises for the purpose of inspecting the condition of the same and to make such repairs, additions, improvements, changes or alterations to the Premises or the building of which they are a part as Landlord may elect to make, and to exhibit the same to prospective purchasers, mortgagees and tenants of other areas of the building and to prospective tenants and to place in and upon the Premises during the last six months of the Term at such places as may be determined by Landlord “For Rent” signs or notices, and Tenant undertakes and agrees that neither Tenant nor any person with Tenant’s control will interfere with such signs or notices.

ARTICLE 7 - Nuisance, Waste, Rules and Regulations

7.01 Nuisance. Tenant shall not perform any acts or carry on any practices which may injure the building of which the Premises are a part, violate any certificate of occupancy affecting same, constitute a public or private nuisance or a menace to other tenants, produce undue noise, create obnoxious fumes or odors or otherwise cause unreasonable interference with other tenants.

7.02 Waste, Etc. Tenant agrees not to: (a) permit any unlawful or immoral practice to be carried on or committed on the Premise; (b) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (c) keep or use or permit to be kept or used on the Premises any inflammable fluids or explosives without the written permission of the Landlord first hand and obtained; (d) use the Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises; (e) deface or injure the Premises; (f) sell or consume or allow the sale or consumption of alcoholic beverages on the Premises, unless the same is included in the Permitted Uses and appropriate licenses and insurances coverage has been secured; or (g) commit or suffer any waste in or about the Premises.

7.03 Rules and Regulations. Tenant covenants and agrees with Landlord that:

(a) All loading and unloading of goods shall be done only through the rear entrances designated for such purposes by Landlord.

(b) All garbage and refuse shall be placed outside of the Premises prepared for collection in the maimer and at the times and places specified by Landlord. Tenant shall pay the cost of removal of all of Tenant’s refuse or rubbish.

(c) No aerial or any other device or structure including, but not limited to T.V. disc, etc., shall be erected on the roof or affixed to exterior walls of the Premises without such roof and wall(s) then being properly sealed so as to secure the interior of the building from the weather and inclement elements.

(d) Tenant shall keep the Premises at a sufficient temperature to prevent freezing of water in pipes and fixtures.

(e) The Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord.

(f) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.

(g) Tenant shall keep the signs, exterior lights and display window lights on the Premises lighted each and every day of the Term during the hours Tenant remains open for business.

In the event any violation of any of the above rules and regulations continues after five (5) days following notice to the Tenant of such violation, beginning on such fifth day Tenant shall, in addition to any and all other remedies of Landlord provided in this Lease for default by Tenant, pay liquidated damages of Fifty Dollars ($50.00) per day for each violation for each day such violation continues. Landlord reserves the right to adopt additional rules and regulations in respect to the conduct of Tenant’s activities in the Premises, which upon adoption shall be deemed incorporated herein, provided that Tenant is given notice hereof.

ARTICLE 8 - Compliance with Law, Liens, Indemnity

8.01 Compliance with Law and Contracts. Tenant shall, at its expense, comply with and shall cause the Premises and Tenant’s employees to comply with all governmental statutes, laws, rules, orders, regulations and ordinances at any time during the Term. Tenant shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect of the Premises, and with provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof or the occupancy or use thereof.

8.02 Title and Covenant Against Liens. The Landlord’s title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialman to be placed upon or against the Premises or against the Tenant’s leasehold interest in the Premises and in, case of any such lien attaching, to immediately pay and remove same or contest same, in which event Tenant will post a bond adequate to protect the interest of Landlord during the pendency of such proceedings. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within thirty (30) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 3.06 hereof for amounts owed Landlord by Tenant, shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

8.03 Indemnification. Tenant agrees to pay, and to protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all attorney’s fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising from the gross negligent acts of Landlord, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to property on the Premises or upon adjoining sidewalks, streets or ways, (b) violation of any agreement or condition of this Lease, and (c) violation by Tenant of any contract or agreement to which Tenant is a party or any restriction, statute, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the occupancy or use thereof.

ARTICLE 9 - Maintenance and Repair of Premises

9.01 Maintenance by Tenant. Tenant shall at all times maintain the entire Premises (including maintenance of exterior entrances and all glass and show window moldings) and all foundations, floors, roofs, ceiling, exterior and interior walls, partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, plumbing fixtures, heating, air conditioning, ventilating, electrical and fire detection and protection systems installed by Landlord or Tenant exclusively serving the Premises and including leaks around ducts, pipes, vents or other parts of the heating, air conditioning, ventilating and plumbing systems which protrude through the roof of the Premises) in good order, appearance, condition and repair, including all necessary replacements of any said facilities. It is expressly acknowledged by Tenant, therefore, that Landlord has no duty to repair anything associated with the Premises, such duty being exclusively that of Tenant.

9.02 Maintenance by Landlord. Landlord has no duty to maintain or repair the Premises, such duty being exclusively that of Tenant. If Landlord is required to make repairs to the Premises by reasons of Tenant’s acts, omissions or negligence or if Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof. Upon completion thereof, Tenant shall reimburse Landlord’s costs for making such repairs plus twenty percent (20%) of such costs for overhead and supervision, upon presentation of a bill thereof, as additional rent.

ARTICLE 10 - Fixtures, Signs and Alterations

10.01 Fixtures. All readily moveable furnishings, store fixtures and equipment owned and used by Tenant in the Premises shall at all times during the Term be and remain the property of the Tenant without regard to the means by which they are installed in or attached to the Premises. Upon expiration or termination of this Lease, Tenant shall remove all such furnishings, fixtures and equipment and restore the Premises as provided in Section 17.01, provided that Tenant shall not remove any equipment, conduits and fixtures providing water, plumbing electrical, heating, ventilation, air conditioning, lighting and sewer service to the Premises, all of which, together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon expiration of the Term or termination of Tenant’s right to possession of the Premises pursuant to Article 15 and shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without any payment or credit by Landlord to Tenant.

10.02 Signs. Tenant shall have the right to place signs and advertisements on the exterior and interior of the Premises provided that size, style and appearance of all exterior signs and all interior signs visible from the exterior of the Premises shall be subject to the approval of Landlord or Managing Agent and shall be in compliance with applicable law.

10.03 Landlord’s Lien. All trade fixtures, personal property, equipment and merchandise belonging to Tenant which are, or may be, put into the Premises during the Term, whether exempt or not from sale under execution and attachment under the laws of the state where the Premises are located, shall at all times be subject to a first lien and security interest in favor of Landlord, for the purpose of securing all rent, additional rent or other sums which may become due to Landlord from Tenant under this Lease. Upon default or breach of any covenants of this Lease, Landlord shall have all remedies available under the Uniform Commercial Code enacted in the state where the Premises are located including, but not limited to, the right to take possession of the above mentioned property and dispose of it by sale in a commercially reasonable manner.

10.04 Alterations. Tenant shall not make any alterations, additions, improvements or changes in the Premises relating to the drive-thru window located thereon, other than the installation of “bullet proof” glass. Tenant specifically understands and acknowledges that the sealing or removal of said drive-thru window will result in its loss by either Tenant, future tenant(s), and Landlord. Tenant shall likewise not make any alterations, additions, improvements or changes in the Premises having a cost of $5,000.00 or more without in each instance first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant may make first-class manner such interior additions, improvements and changes in the Premises so long as such alterations, additions, improvements and changes are non-structural and do not interfere with or otherwise affect any plumbing, fire protection and protection or utility systems except those installed by Tenant or exclusively serving the Premises. All such permitted alterations, additions, improvements and changes in the Premises shall be at Tenant’s sole and exclusive expense and comply with all insurance requirements and with applicable governmental laws, statutes, ordinances, rules and regulations. All such alterations, additions, improvements or changes shall become upon completion the property of the Landlord, unless otherwise agreed to in writing by Landlord.

10.05 Loss and Damage to Tenant’s Property. Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor the loss of or damage to any property of Tenant or of others by theft or otherwise. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to same, including subrogation claims by Tenant’s insurance carrier, unless such damage shall be caused by the willful act or gross negligence of the Landlord.

10.06 Tenant’s Improvements. It is contemplated that Tenant will make significant improvements to the subject Premises prior to its opening for business. It is agreed by Tenant that it will provide Landlord, on a monthly basis during the time of Tenant’s improvements to the Premises, with copies of all invoices, and proof of payment therefore, associated with Tenant’s work. It is further agreed by Tenant that the cost of improvements shall amount to $350,000.00 or more, and Tenant agrees to expend, at a minimum, said $350,000.00 in improving the subject premises prior to opening for business.

ARTICLE 11 - Condemnation

11.01 All of Premises Taken. If the whole of the Premises shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain or by agreement or conveyance in lieu thereof (each of the foregoing being hereinafter referred to as “Condemnation”), this Lease shall terminate as of the date possession shall be taken by such authority, and Tenant shall pay rent and perform all of its other obligations under this Lease up to such date.

11.02 Less Than All of Premises Taken. If less than all but more than twenty-five percent (25%) of the Leasable Space in the Premises is taken by Condemnation, or if (regardless of the percentage of Leasable Space in the Premises which is taken) the remainder of the Premises cannot be used for Tenant’s continued use or occupancy for Tenant’s business, in the reasonable judgment of Landlord, then in either such event Landlord or Tenant shall each have the right to terminate this Lease upon notice the other party within sixty (60) days after possession is taken by such Condemnation.

ARTICLE 12 - Insurance

12.01 Insurance to be Provided by Tenant. Tenant shall maintain throughout the Term, at its expense, insurance of the following character: (a) casualty insurance against loss or damage by fire and other risks from time to time included under “extended coverage” policies, in the amount of the full replacement cost of all Tenant Improvements and all subsequent alterations, additions and improvements to the Premises and all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises; (b) comprehensive general public liability insurance (including contractual liability) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection of not less than $1,000,000 combined single limit per occurrence; (c) workmen’s compensation insurance in amounts required by applicable law or statute covering all personnel employed by Tenant (i.e., employees and not independent contractors) in connection with any work done on or about the Premises; (d) insurance against loss or damage to plate glass in or on the Premises; and (e) such other insurance on the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises.

12.02 General Insurance Requirements. Each policy of insurance referred to in Section 12.01 shall name as the insured parties thereunder Landlord (including its agents and other parties designated by Landlord) and Tenant, as their interest may appear, and shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry. Every policy which Tenant is obligated to carry under the terms of Section 12.01 shall contain an agreement by the insurer that it will not cancel or fail to renew or amend such policy or reduce the coverage thereunder except after thirty (30) days prior written notice to the Landlord. Tenant shall deliver to Landlord certificates of the insures, evidencing all of the insurance which is required to be maintained by Tenant hereunder together with evidence of the payments therefore within ten (10) days of this Lease’s execution, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefore.

12.03 Waiver of Claims. Landlord and Landlord’s agents and employees shall not be liable for and Tenant waives all claims for damage to person or property sustained by Tenant or any party claiming through Tenant resulting from any accident of occurrence in or upon the Premises or the building of which they shall be a part.

ARTICLE 13 - Damage or Destruction

13.01 Destruction of Premises. In the event that the Premises are totally or partially damaged or destroyed by fire or other casualty or occurrence covered by insurance, the damage shall be repaired by Landlord within one hundred eighty (180) days of the casualty and the Premises restored to the same condition as they were in immediately before such damage or destruction, by Landlord at Landlord’s expense to the extent of insurance recovery. During said repair period, rent will not abate.

ARTICLE 14 - Assignment, Subletting and Encumbrance

14.01 Assignment and Subletting. Tenant shall not assign this Lease or any interest therein or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord to any one assignment or sublease pursuant hereto shall not be deemed to be a waiver of the provisions of this Section with respect to any subsequent assignment or sublease. Each such permitted sublease shall expressly be made subject to the provisions of this Lease. If Tenant assigns any of its rights and interests under this Lease, the assignee under such assignment shall expressly assume all of the obligations of Landlord or otherwise affect any of the rights of Landlord under this Lease nor shall it affect or reduce any obligations of a principal and not as obligations of a guarantor or surety to the same extent as though no assignment or subletting had been made. In the event Tenant shall assign this Lease or sublease the Premises for rent or other consideration in excess of the rent payable hereunder, Landlord shall receive all such excess rent or other consideration as additional rent hereunder.

14.02 Criteria for Assignment and Subletting. In evaluating and determining whether or not to consent to a requested assignment or sublease of the Premises by Tenant, Landlord must be satisfied in its sole reasonable determination that the criteria elements set forth above must continue to be satisfied and the Landlord must receive adequate assurance of the financial condition and stability of the proposed assignee, sublessee or subtenant (“assignee”).

14.03 Encumbrance. Neither this Lease nor the Term shall be mortgaged, pledged or encumbered by Tenant, nor shall Tenant mortgage, pledge or encumber the interest of Tenant in and to any sublease of the Premises or the rental payable thereunder, without the prior written consent of Landlord, which consent may be granted or withheld in sole discretion of Landlord, and Tenant shall not allow or permit any transfer of this Lease or any interest hereunder by operation of Law. Any such mortgage, pledge, encumbrance, sublease or assignment made in violation of this Section shall be void.

ARTICLE 15 - Default

15.01 Events of Default. Any of the following occurrences or acts shall constitute an event of default under this Lease.

(a) If Tenant, at any time during the Term, shall (i) fail to make any payment of rent, additional rent or other sum herein required to be paid by Tenant for a period of ten (10) days after delivery by Landlord or written notice to Tenant that any such payment has become due, or (ii) fail to pay rent, additional rent or other sums herein required to be paid by Tenant when due on three (3) or more occasions during any twelve (12) month period, or (iii) fail to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease, or (iv) fail to observe or perform any of the covenants in respect to assignment, subletting and encumbrance set forth in Article 15; or (v) fail to observe or perform any other provision hereof for thirty (30) days after Landlord shall have delivered to Tenant written notice of such failure provided that in the case of any default referred to in this clause (vi) which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Tenant shall commence to cure the same within such thirty (30) day period and thereafter shall prosecute the curing of same with diligence and continuity, then the time within which such failure may be cured shall be extended for such period not to exceed sixty (60) days as may be necessary to complete the curing of the same with diligence and continuity; or

(b) To the full extent permissible under the Bankruptcy Reform Act of 1978 as amended, or any successor thereto, (i) if Tenant or any Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof, (ii) if a receiver, trustee or liquidator of Tenant or any Guarantor of all or substantially all of the assets of Tenant or any Guarantor of the Premises or any portion thereof shall be appointed in any preceding brought by or against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment, or if Tenant or any Guarantor shall consent to or acquiesce in such appointment; or (iii) if the applicable provisions of the Bankruptcy Reform Act of 1978 as amended, specifically Sections 363 and 365 thereof, are not satisfied to the fullest possible extent; or

(c) If the Premises shall have been abandoned, provided that the Premises shall be deemed to have been abandoned if Tenant transfers a substantial part of Tenant’s operations, business and personnel from the Premises to another location or fails to carry on its business at the Premises for a period of five (5) consecutive business days; or

(d) If Tenant fails to take possession of the Premises when possession is tendered by Landlord, or fails to submit plans or other information regarding the Tenant Improvements for Landlord’s approval or to commence and complete construction of the Tenant Improvements to be constructed by Tenant when as required by the provisions of this Lease and open its business therein promptly upon such completion.

15.02 Right to Terminate. If an event of default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to give Tenant written notice of Landlord’s election to terminate this Lease on a date specified in such notice. Upon giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

15.03 Right of Re-Entry. If any default shall have occurred, Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 15.02, to re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise with the right to remove all persons and property therefrom. Landlord shall be under no liability for or by any reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 15.02 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

15.04 Right to Re-Let. At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 15.03, whether or not this Lease shall have been terminated pursuant to Section 15.02, Landlord may (but shall be under no obligation) re-let the Premises or any other part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concession or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such re-letting. Landlord shall not be responsible or liable for any failure to collect any rent due upon such re-letting.

15.05 Tenant to Remain Liable. No expiration or termination of this Lease pursuant to Section 15.02, by operation of law or otherwise, and no repossession of the premises or any part thereof pursuant to Section 15.03 or otherwise, and no re-letting of the Premises or any part thereof pursuant to Section 15.04, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or re-letting.

15.06 Current Damages. In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of default, Tenant will pay to Landlord the rent, additional rent and other sums required to be paid by the Tenant for the period to and including the date of such expiration, termination or repossession; and thereafter until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not Premises or any part thereof shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages the rent, additional rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any of re-letting affected for the account of Tenant pursuant to Section 15.04, after deducting from such proceeds all of Landlord’s expenses reasonably incurred in connection with such re-letting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney’s fees, employee expenses, alterations costs and expenses of preparation for such re-letting). Tenant will pay such current damages on the days on which rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

15.07 Rights Cumulative, Non-Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in the Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any rent, additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of this Lease, or to any other remedy allowed to Landlord at law or in equity.

15.08 Legal Expenses. In the event either Landlord or Tenant shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be finally and no further appeal determined that Landlord or Tenant was in default, the party in default shall pay to the other party all attorney’s fees and litigation expense incurred or paid by it in connection therewith. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay as additional rent all costs and attorney’s fees incurred or paid by Landlord in connection with such litigation. In the event Tenant shall, without fault on its part, be made a party to any litigation commenced against Landlord, if Landlord, at its expense, shall fail to provide Tenant with counsel approved by Tenant, Landlord shall reimburse Tenant for all costs and attorney’s fees incurred or paid by Tenant in connection with such litigation.

15.09 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions herein set forth, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional rent due on demand with interest as provided in Sections 3.06 and 3.07.

15.10 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have therefore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) day period and thereafter diligently prosecute the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or an injunction.

ARTICLE 16 - Estoppel Certificates, Subordination, Mortgage Protection

16.01 Estoppel Certificates. Within ten (10) days after request therefore by Landlord, Tenant agrees to execute and deliver a certificate in the form presented by Landlord to any proposed mortgagee or purchaser of the Premises, or to Landlord, certifying (if such be the case) to matters requested by Landlord. Failure of Tenant to execute and deliver the requested certificate shall constitute an event of default.

16.02 Subordination/Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgage, trust deed or deed or trust that is or may hereafter be placed upon the Premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, amendments, modifications, replacements and extensions thereof, if the mortgagee or trustee or secured party named in such mortgage or trust deed and shall agree by instrument in writing to recognize this Lease in the event of foreclosure, if and so long as Tenant is not in default hereunder.

ARTICLE 17 - Surrender and Holdover

17.01 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom-clean and otherwise in the condition in which Premises are required to be maintained by the terms of this Lease. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment and shall inform Landlord of all combinations on locks, safes, vaults, if any, in the Premises. Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures and equipment situated thereon (including all exterior and interior signs) which are not the property of Landlord as provided in Section 10.01, and Tenant shall, at its expense, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Any property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant.

17.02 Holdover. Should be Tenant or any party claiming under Tenant hold over in possession at the expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal. Tenant shall pay upon demand to Landlord during any period while Tenant shall hold the Premises after expiration of the term, as liquidated damages, a sum equal to 150% the monthly rate of Minimum Rent in effect for the last month of the Term, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such holding over.

ARTICLE 18 - Security Deposit

[Intentionally omitted]

ARTICLE 19 - Advertising

19 Advertising. Tenant shall not change its Trade Name/Trade Style without written notification to Landlord.

ARTICLE 20 - General Provisions

20.01 Successors. All of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20.02 Notices. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if sent by overnight courier (e.g. FedEx) addressed to Tenant at Tenant’s address or Landlord at Landlord’s address, as the case may be, and such notice so mailed shall be deemed to have been delivered on the second business day following deposits in the mails. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other addresses in the United States of America upon three (3) days’ notice thereof, similarly given, to the other party.

20.03 No Option. The submission of this Lease for examination does not constitute an offer to enter into a Lease, and this Lease shall become effective only upon execution and delivery hereof by Landlord and Tenant.

20.04 No Joint Venture. The relationship of the parties is that of Landlord and Tenant only, and nothing in this Lease shall be construed as creating a partnership, joint venture, principal-agent or any other relationship. Except as expressly otherwise provided herein, neither party shall have any right or power to create any expense or liability chargeable to the other party.

20.05 Broker. The parties hereto represent to one another that neither has used the services of a broker with respect to this Lease.

20.06 Headings and Captions. The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

20.07 Partial Individuality. If any term or prevision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.08 Survival. Any provision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.

20.09 Definition of Landlord, Exculpation. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. It is expressly understood and agreed by and between parties hereto, anything herein to the contrary notwithstanding, that all of the representations, warranties, covenants, undertakings and agreements by Landlord for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and that in the case of default hereunder by Landlord, the Tenant shall look solely to the interest of Landlord in the Premises for satisfaction of any obligation of Landlord to Tenant.

20.10 Time of Essence. Time is of essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.11 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other amounts herein stipulated rent and amounts due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment thereof be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amounts or pursue any other remedy provided in this Lease.

20.12 Entire Agreement. This Lease and any attachments hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

20.13 Recordation. Tenant shall not record this Lease without the written consent of Landlord.

20.14 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Georgia.

20.15 Corporate Tenants. In the event the Tenant hereunder is a corporation, the persons executing this Lease on behalf of the Tenant hereby covenant and warrant that all corporate taxes and all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due.

20.16 Governmental Regulations. Tenant shall comply with all laws, rules, orders, ordinances and regulations including, without limitation, environmental regulations (the “Regulations”) of the Municipality, County, State or Federal Government and of any department or bureau of any of them, and of any other governmental authority having jurisdiction over the Premises, Tenant’s occupancy of the Premises or Tenant’s business conducted thereon.

20.17 Authority. The officers of Tenant executing this Lease on Tenant’s behalf hereby make the following representations, in their personal and corporate capacities, upon which Landlord is relying in consenting hereto:

(a) that Tenant has been duly organized, is validly existing and is in good standing in the State of Georgia and is, as of the date hereof, in good standing to transact business in the State of Georgia; and,

(b) that the officers executing this Lease on Tenant’s behalf have been duly authorized by all necessary corporate action to executed the same, and that upon the execution hereof, this Lease shall be the valid and binding obligation of Tenant.

IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the day and year first written above.

LANDLORD:	TENANT:

CENTENNIAL PROPERTIES OF GEORGIA, LLC	PEACHSTATE HEALTH MANAGEMENT, LLC

/s/ Pyarali Roy	/s/ Sonny Roshan
By: Pyarali Roy, its Member	By: Sonny Roshan, its CEO

WITNESS:	WITNESS:

/s/ Paul S Suda	/s/ Paul S Suda

Exhibit “A”

Entire Lease Premises